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                                                                     EXHIBIT 4.1

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase
50,000 Shares


                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                          SI DIAMOND TECHNOLOGY, INC.

     THIS CERTIFIES that               ("Holder") or any subsequent holder
hereof, has the right to purchase from SI Diamond Technology, Inc., a Texas Corporation (the "Company"), not more than 50,000 fully paid and nonassessable shares of the Company's Common Stock, $.001 par value ("Common Stock"), at a
price of $      per share (the "Exercise Price"), subject to adjustment as provided below at any time on or before 5:00 p.m., Austin, Texas time, on June 1, 1998 ("Expiration Date").

     The Holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise.

     This Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Subscription Form attached hereto duly executed, together with the full Exercise Price (as hereinafter defined) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attn: President, SI Diamond Technology, Inc., 12100 Technology Boulevard, Austin, Texas 78727 or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Subscription Form attached as Exhibit A ("Subscription Form") by facsimile (such surrender and payment hereinafter called the "Exercise of this Warrant"). The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Subscription Form is sent by facsimile to the Company, provided that the original Warrant and Subscription Form are received by the Company within five business days thereafter. The original Warrant and Subscription Form must be received within five business days of the Date of Exercise, or the Subscription Form may, at the Company's option, be considered void. This Warrant shall be canceled upon its Exercise, and, as soon as practical after the

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Date of Exercise, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such Exercise and a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. Each person in whose name any certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such shares on the Date of Exercise of this warrant, irrespective of the date of delivery of such certificate. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

     2. Payment of Warrant Exercise Price.

     Payment of the Exercise Price shall be made by cash, certified check or cashiers check or wire transfer.

     3. Transfer and Registration.

     (a) Subject to the provisions of Section 7 of this Warrant, this Warrant may only be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant properly endorsed, with signature guaranteed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

     (b) Within 15 days of the date of issuance of this Warrant, the Company shall file a post-effective amendment to the Registration Statement previously filed by the Company with the Securities and Exchange Commission on Form S-3 under the Securities Act of 1933, as amended (the "Act"), file No. 333-00674 (the "Registration Statement") to include the Common Stock in the Registration Statement. Until the Expiration Date, or such earlier time as this Warrant has been exercised in its entirety, the Company shall prepare and cause to be filed and cause to become and remain effective such amendments or supplements to the Registration Statement and the Prospectus contained therein, as shall be required under the Act in order to keep Common Stock registered under the Act, in order to deliver to the Holder, upon exercise of the Warrant, a Prospectus meeting the requirements of Section 10(a)(3) of the Act.

     The Company shall obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and shall take all actions which may be necessary to maintain the registration of the Common Stock under the Securities and Exchange Act of 1934 and to qualify the Common Stock for sale

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under the securities laws of such states, territories and possessions of the
United States under which the Common Stock is presently qualified and shall maintain such qualifications until the Expiration Date.

     4. Anti-Dilution Adjustments.

     (a) If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date.

     (b) If the Company shall at any time effect a recapitalization or reclassification of such charter that the share of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionally increased.

     (c) If the Company shall at any time distribute to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board in its discretion) and the denominator of which is such Exercise Price.

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     (d) If the Company shall at any time consolidate or merge with any other corporation or transfer all or substantially all of its assets, then the Company shall deliver written notice to the Holder of such merger, consolidation or sale of assets at least thirty (30) days prior to the closing of such merger, consolidation or sale of assets and this Warrant shall terminate and expire immediately prior to the closing of such merger, consolidation or sale of assets.

     (e) As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in this Warrant until the occurrence of an event stated in subsection (b) or (c) of this Section 4 and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 4 shall have the effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

     (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

     5. Fractional Interests.

     No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon Exercise of this Warrant, calculated by multiplying the fractional share amount by the market price of the Company's Common Stock on the Date of Exercise as quoted on the Nasdaq Small-Cap Market or such other exchange as Company's Common Stock is traded or quoted on.

     6. Reservation of Shares.

     The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other

                                       4

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securities substituted therefor as herein above provided) as shall be sufficient for Exercises of this Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, non assessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     7. Restrictions on Transfer.

     (a) This Warrant has not been registered under the Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under the Act.

     (b) Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten days, and shall deliver to the assignee(s) designated by the Holder, a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     (c) Until registration under the Act of the Common Stock, pursuant to
Section 3(b), the provisions of Sections (a) and (b) above shall apply to the Common Stock as well as the Warrant.

     8. Benefits of this Warrant.

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

     9. Applicable Law.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Texas. Jurisdiction for any dispute regarding this Warrant lies in Texas.

     10. Loss of Warrant.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of

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this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11. Notice to Company.

     Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, Attn: President, SI Diamond Technology, Inc., 2435 North Boulevard, Houston, Texas 77098. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to:
                                   ---------------------------------------------
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until another address is designated in writing by the Holder.

     IN WITNESS WHEREOF, this Warrant is hereby executed as of the date set forth below.


Dated as of October    , 1996.



                                       SI DIAMOND TECHNOLOGY, INC.



                                       By:
                                          --------------------------------------
                                                        President

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                       TO:  SI DIAMOND TECHNOLOGY, INC.

        The undersigned hereby irrevocably exercises the right to purchase ______________ of the shares of Common Stock of SI Diamond Technology, Inc., a Texas corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

        The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of such Common Stock, except in accordance with the provisions of Section 7 of the Warrant, and consents that the following legend may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or (ii) an exemption from registration under the Securities Act or applicable state securities laws is available in connection with such offer, sale or transfer."

        The undersigned requests that certificates for such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

Dated:

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                        Signature of Registered Holder

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                       Name of Registered Holder (Print)

-------------------------------------------------------------------------------
                                    Address

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The Attached Warrant has not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act.
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                                   EXHIBIT B

                                  ASSIGNMENT

                   (To be executed by the registered holder
                       desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase _____________________ shares of the Common Stock of SI DIAMOND TECHNOLOGY, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                          ___________________________
                                                         Signature

Fill in for new Registration of Warrant

---------------------------------------------
         Name

---------------------------------------------
         Address

---------------------------------------------
Please print name and address of assignee
(including zip code number)

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NOTICE

The signature to the foregoing Subscription Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement of any change whatsoever.
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